UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2015

Achillion Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Form 8-K contains forward-looking statements of Achillion Pharmaceuticals, Inc. (the “Company”) that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Form 8-K are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about the Company’s business, plans, prospects and strategies and its expectations regarding the Collaboration and License Agreement (as defined below) with Janssen (as defined below) and the Stock Purchase Agreement with JJDC (as defined below). Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes due to a number of important factors, including risks relating to, among other things the ability of each party to satisfy the closing conditions with respect to the Closing (as defined below) or other closing conditions for either transaction, including obtaining early termination or expiration of any applicable waiting periods under the Hart-Scott-Rodino Act Antitrust Improvements Act of 1976, as amended (the “HSR Act”); risks relating to the ability of the parties to successfully research, develop and commercialize products under the Collaboration and License Agreement; the Company’s ability to comply with its obligations under and otherwise maintain the Collaboration and License Agreement with Janssen on the agreed upon terms; and those risk factors discussed in the Company’s Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2015 filed with the Securities and Exchange Commission (“SEC”) on May 7, 2015 and its other filings with the SEC.

The forward-looking statements in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

Transactions with Janssen Pharmaceuticals, Inc. and Johnson & Johnson Innovation-JJDC, Inc.

On May 19, 2015, the Company entered into parallel transactions with Janssen Pharmaceuticals, Inc. (“Janssen”) and its affiliate, Johnson & Johnson Innovation-JJDC, Inc. (“JJDC”), comprising (i) an exclusive collaboration and license agreement with Janssen (the “Collaboration and License Agreement”) pursuant to which the Company will upon Closing grant Janssen exclusive worldwide rights to develop and commercialize products that contain one or more of the Company’s drug candidates for the treatment of chronic hepatitis C virus (“HCV”) infection, namely ACH-3102, a second-generation NS5A inhibitor, ACH-3422, an NS5B HCV polymerase inhibitor, and sovaprevir, an NS3/4A HCV protease inhibitor, and (ii) a stock purchase agreement (the “Stock Purchase Agreement”) with JJDC pursuant to which JJDC will upon Closing purchase shares of the Company’s common stock.

Collaboration and License Agreement

Financial. Under the terms of the Collaboration and License Agreement, the Company is eligible to receive up to an aggregate of $905 million in milestone-based payments if licensed products achieve specified development, regulatory and sales milestones. The Company is also eligible to receive royalties on worldwide annual net sales of licensed products, if any, at tiered royalty rate percentages beginning in the mid-teens and rising to the low-twenties, subject to customary reductions. The royalty term is determined on a licensed product-by-licensed product and country-by-country basis and begins on the first commercial sale of a licensed product in a country and ends on the expiration of the last to expire of specified patents or regulatory exclusivity covering such licensed product in such country or, with a customary royalty reduction, ten years after such first commercial sale if there is no such exclusivity. Janssen will bear the future costs of worldwide development and commercialization of licensed products, subject to specified exceptions relating to the Company’s ongoing studies and technology transfer.

Diligence. Under the Collaboration and License Agreement, Janssen will use commercially reasonable efforts to develop a specified licensed product toward regulatory approval in several specified major market countries and, if such development is successful, to seek regulatory approval in such countries. Following regulatory approval (and pricing and reimbursement approvals, as applicable) of any licensed product in any of the major market countries, Janssen will use commercially reasonable efforts during the applicable royalty term to commercialize such licensed product in each major market country where it has been approved.

Term. The term of the Collaboration and License Agreement will commence upon termination or expiration of any applicable waiting periods under the HSR Act and continue, unless earlier terminated, until expiration of the royalty term for licensed products or all payment obligations thereunder.

Termination. If any applicable waiting periods under the HSR Act have not terminated or expired by August 31, 2015, either the Company or Janssen may terminate the Collaboration and License Agreement upon written notice to the other party on or after such date. Janssen may terminate the Collaboration and License Agreement upon sixty days written notice to the Company at any time prior to submission of the first application for marketing approval for a licensed product in any of the specified major market countries. Janssen may also terminate the Collaboration and License Agreement under specified circumstances relating to the safety or regulatory approvability of a licensed product. Either the Company or Janssen may terminate the Collaboration and License Agreement if the other party is in material breach of the agreement and fails to cure such breach within specified cure periods. Either the Company or Janssen may terminate the Collaboration and License Agreement in the event of specified insolvency events involving the other party. Upon any early termination, rights to the Company’s licensed drug candidates will revert to the Company.

The foregoing description of the material terms of the Collaboration and License Agreement is qualified in its entirety by the terms of the Collaboration and License Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2015.

Stock Purchase Agreement

Under the terms of the Stock Purchase Agreement, JJDC has agreed to purchase 18,367,346 new shares of the Company’s common stock (the “Shares”) at a price of $12.25 per share, for an aggregate purchase price of $225 million. The consummation of the transactions contemplated by the Stock Purchase Agreement is subject to the early termination or expiration of any applicable waiting periods under the HSR Act and the satisfaction or waiver of other customary closing conditions. The closing of the purchase and sale of the Shares (the “Closing”) will be held on the third business day after the satisfaction of such conditions.

If the issuance and sale of the Shares has not occurred by August 31, 2015, either the Company or JJDC may terminate the Stock Purchase Agreement upon written notice to the other party on or after such date. In addition, either the Company or Janssen may terminate the Stock Purchase Agreement if specified mutual conditions to closing are not capable of being fulfilled by August 31, 2015 and are not waived by the other party within 10 business days of a party’s written intention to terminate the Stock Purchase Agreement. In the case of a material breach of a covenant by the other party or if any representation or warranty of the other party was or becomes untrue such that specified conditions cannot be satisfied by August 31, 2015, the Company or Janssen, as applicable, may terminate the Stock Purchase Agreement by written notice to the other party. The Stock Purchase Agreement may be terminated at any time by mutual written consent of the parties.

The foregoing description of the material terms of the Stock Purchase Agreement is qualified in its entirety by the terms of the Stock Purchase Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2015.

Investor Agreement

In connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company and JJDC will enter into an Investor Agreement at the Closing. Pursuant to the terms of the Investor Agreement, JJDC will agree that the Shares will be subject to a lock-up restriction, such that JJDC will not, and will also cause its affiliates not to, without the prior approval of the Company, sell, transfer or otherwise dispose of the Shares until the earliest to occur of (i) a specified period after the Closing, (ii) the expiration or earlier termination of the Collaboration and License Agreement or (iii) other specified events. In addition, for the seven year period following the expiration of the lock-up period, subject to specified conditions, the Company will agree to file a registration statement in order to register all or a portion of the Shares. The Company will not be required to effect more than two such demand registrations for JJDC in the aggregate and is not required to effect more than one such demand registration in any 12 month period. The Company will also provide JJDC with certain “piggyback” registration rights such that for the seven year period following the expiration of the lock-up period, subject to specified conditions, whenever the Company proposes to register shares of its common stock for its account, JJDC will have the right to include some or all of its Shares in such registration. The Investor Agreement also contains other customary terms and conditions of the parties with respect to the registration of the Shares.

Pursuant to the terms of the Investor Agreement, JJDC will agree that the Shares will be subject to a voting agreement, such that until the earliest to occur of (i) a specified period after the Closing, (ii) the expiration or earlier termination of the Collaboration and License Agreement or (iii) other specified events, and subject to specified conditions and excluding specified extraordinary matters, JJDC will, and will cause its permitted transferees to, vote in accordance with the recommendation of the Company’s Board of Directors, or in the case of a meetings of stockholders, if JJDC or a permitted transferee has delivered written notice to the Company at any time prior to the vote on any given matter (but in any event not less than five business days prior to such vote), setting forth its intent to vote on such matter, vote in the same proportion as the votes cast by all other holders of all classes of voting securities of the Company, and JJDC will grant the Company an irrevocable proxy with respect to the foregoing.

In addition, pursuant to the terms of the Investor Agreement, JJDC will agree that the Shares will be subject to a standstill agreement, such that until the earliest to occur of (i) a specified period after the Closing or (ii) other specified events, neither JJDC nor any of its affiliates, except as expressly approved in writing by the Company, will, subject to specified conditions, directly or indirectly, acquire shares of the Company’s outstanding common stock, seek to have called any meeting of the stockholders of the Company, solicit proxies or consents in opposition to the recommendation of a majority of the Company’s Board of Director with respect to any matter or undertake other specified actions related to the potential acquisition of additional equity interests in the Company.

After giving effect to the sale of the Shares, JJDC will beneficially own approximately 13.5% of the Company’s outstanding common stock.

The foregoing description of the material terms of the Investor Agreement is qualified in its entirety by the terms of the Investor Agreement, which, assuming such Investor Agreement is entered into at the Closing, the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal period in which such Investor Agreement is entered into.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the caption “Stock Purchase Agreement” is incorporated herein by reference. The shares will be issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act for a transaction by an issuer not involving any public offering within the meaning of Section 4(a)(2) thereunder.

Item 8.01.	Other Events.

On May 19, 2015, the Company issued a press release announcing its transaction with Janssen and JJDC, including the Company’s entry into the Collaboration and License Agreement and the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated May 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Achillion Pharmaceuticals, Inc.

Date: May 26, 2015	By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company, dated May 19, 2015.